UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2019, CymaBay Therapeutics, Inc. and Pol Boudes, M.D., the company’s Chief Medical Officer, mutually agreed that Dr. Boudes will cease to be an officer and employee of CymaBay effective September 30, 2019 (the “Separation Date”). Pursuant to the terms set forth in Dr. Boudes’ Offer Letter dated February 28, 2014 (the “Offer Letter”) he will be entitled to severance consisting of (i) continuation payments for up to twelve (12) months of his base salary in effect as of his Separation Date, (ii) his pro-rated annual bonus at 100% of target, (iii) COBRA premiums for up to twelve (12) months following the Separation Date and (iv) acceleration of vesting of his unvested stock options as if his employment had continued an additional nine (9) months after the Separation Date; provided in each case that Dr. Boudes signs and makes effective a general release of claims in favor of CymaBay. The foregoing description is only a summary of certain terms and conditions surrounding Dr. Boudes’ separation and is qualified in its entirety by reference to his Offer Letter, a copy of which was filed as Exhibit 10.27 to CymaBay’s Form S-1, filed with the U.S. Securities and Exchange Commission on April 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	President and Chief Executive Officer

Dated: September 17, 2019